UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2009

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 9, 2009, Tyson Foods, Inc. (the “Company”) issued $810 million of 10.50% Senior Notes due in March 2014 (the “Notes”). The Notes were offered pursuant to Rule 144A of the Securities Act of 1933. The Notes are guaranteed by each of our domestic subsidiaries that guarantee our existing $1.0 billion revolving credit facility. Future domestic subsidiaries that guarantee our existing $1.0 billion revolving credit facility will also be required to guarantee the Notes. Pursuant to a registration rights agreement with the initial purchasers, we agreed to file a registration statement with respect to a registered offer to exchange the 2014 Notes for an issue of registered notes with identical terms (the “Exchange Notes”).

The Company is filing this Current Report on Form 8-K (this “Current Report”) solely to meet the requirements of Regulation S-X Rule 3-10, which require financial statements be issued for guarantors and issuers of guaranteed securities that are being registered with the Securities and Exchange Commission. This Current Report includes updates to our previously filed consolidating financial statements for the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2008, as well as Quarterly Reports on Form 10-Q for the fiscal quarters ended December 27, 2008 and March 28, 2009.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm

99.1	For the three fiscal years in the period ended September 27, 2008:
Part II, Item 8: Financial Statements and Supplementary Data

99.2	For the fiscal quarter ended December 27, 2008:
Part I, Item 1: Financial Statements (Unaudited)

99.3	For the fiscal quarter ended March 28, 2009:
Part I, Item 1: Financial Statements (Unaudited)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: June 26, 2009	By:	/s/ R. Read Hudson
	Name:	R. Read Hudson
	Title:	Vice President, Associate General
Counsel and Secretary